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                                                                    EXHIBIT 21.1

                                SUBSIDIARIES OF
              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION


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                                    PERCENTAGE   STATE OF INCORPORATION
               NAME                  OWNERSHIP       OR ORGANIZATION
               ----                  ---------       ---------------
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Ozdon Investments, Inc.                    100%        Louisiana
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River Port Truck Stop, Inc.                100%        Louisiana
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GalaxSea Cruises and Tours, Inc.           100%        Oklahoma
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I.T. Cruise, Inc.                          100%        Oklahoma
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OM Operating, L.L.C.                        49%        Louisiana
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